UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 8, 2005

JAMDAT Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50928	95-4791817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 S. Sepulveda Blvd., Suite 700

Los Angeles, CA 90034

(Address of principal executive offices) (Zip Code)

(310) 636-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2005, JAMDAT Mobile Inc. (“JAMDAT”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Electronic Arts Inc. (“Electronic Arts”) pursuant to which Electronic Arts will acquire JAMDAT in a merger transaction by which JAMDAT will become a wholly-owned subsidiary of Electronic Arts (the “Merger”). Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, each issued and outstanding share of JAMDAT’s common stock, other than shares owned by any stockholders who are entitled to and who properly exercise dissenters’ rights under the Delaware General Corporation Law, will be cancelled and converted automatically into the right to receive $27.00 in cash, without interest. In addition, Electronic Arts will assume JAMDAT’s stock options which are outstanding immediately prior to the effective time of the Merger. Each option will be converted into an option to purchase a number of shares of Electronic Arts common stock equal to $27.00 divided by the average closing sale price of one share of Electronic Arts common stock for the five most recent trading days preceding the closing date of the Merger as quoted on the NASDAQ Stock Market. This transaction will be taxable to JAMDAT shareholders.

Each of Mitch Lasky, Apax Partners and Benchmark Capital have agreed to vote their shares of JAMDAT common stock in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. The outstanding shares subject to these voting agreements represent, as of December 8, 2005, in the aggregate, approximately 28.6% of the outstanding shares. The voting agreements will terminate if the Merger Agreement is terminated for any reason. The Merger Agreement contains certain termination rights for both Electronic Arts and JAMDAT, and further provides that, upon termination of the Merger Agreement under specified circumstances, JAMDAT may be required to pay Electronic Arts a termination fee of up to $26.8 million.

The consummation of the Merger is subject to the approval of JAMDAT stockholders, expiration of the Hart-Scott-Rodino waiting period and receipt of any necessary approvals under foreign antitrust laws, and other closing conditions. Dates for closing the Merger and for the JAMDAT stockholders’ meeting to vote on the Merger have not yet been determined.

JAMDAT has filed a copy of the Merger Agreement as Exhibit 2.1 to this current report on Form 8-K/A. You are encouraged to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Additional Information and Where to Find It

JAMDAT has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of JAMDAT. JAMDAT’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and JAMDAT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by JAMDAT by going to JAMDAT’s Investor Relations page on its corporate website at http://investor.jamdat.com.

JAMDAT and its officers and directors may be deemed to be participants in the solicitation of proxies from JAMDAT’s stockholders with respect to the acquisition. Information about JAMDAT executive officers and directors and their ownership of JAMDAT common stock is set forth in the proxy statement for JAMDAT’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of JAMDAT and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Electronic Arts and its officers and directors may be deemed to have participated in the solicitation of proxies from JAMDAT’s stockholders in favor of the approval of the acquisition. Information concerning Electronic Arts’ directors and executive officers is set forth in Electronic Arts’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on June 24, 2005, and Annual Report on Form 10-K filed with the SEC on June 7, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Electronic Arts’ Investor Relations Website at http://investor.ea.com.

Cautionary Statements

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about JAMDAT or Electronic Arts. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 7.01 Regulation FD Disclosure.

On December 8, 2005, Electronic Arts and JAMDAT issued jointly a press release in which they announced that they had entered into a definitive Agreement and Plan of Merger pursuant to which Electronic Arts will acquire JAMDAT. A copy of the press release is attached hereto as Exhibit 99.1. Neither the information in Section 7.01 of this Form 8-K/A nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Electronic Arts Inc., EArts(Delaware), Inc. and JAMDAT Mobile Inc., dated December 8, 2005

*99.1	Press Release issued jointly by Electronic Arts Inc. and JAMDAT Mobile Inc., dated December 8, 2005

*	Previously filed.

(1)	Certain schedules have been omitted and JAMDAT agrees to furnish to the Commission supplementally a copy of any omitted schedules upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2005	JAMDAT Mobile Inc.

/s/ Craig Gatarz
Craig Gatarz
Chief Operating Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Electronic Arts Inc., EArts(Delaware), Inc. and JAMDAT Mobile Inc., dated December 8, 2005

*99.1	Press Release issued jointly by Electronic Arts Inc. and JAMDAT Mobile Inc., dated December 8, 2005

*	Previously filed.

(1)	Certain schedules have been omitted and JAMDAT agrees to furnish to the Commission supplementally a copy of any omitted schedules upon request.

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